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                                                                     EXHIBIT 3.1

                              COMPOSITE RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            NETSOLVE, INCORPORATED
                           INCLUDING ALL AMENDMENTS
                      AS IN EFFECT ON SEPTEMBER 30, 1998


     NETSOLVE, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:  The name of the Corporation is NetSolve, Incorporated.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the registered agent at the Corporation of such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or actions for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (a) Authorized Shares and Classes of Stock. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-One Million Five Hundred Thousand (21,500,000), of which Fourteen Million (14,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Forty Thousand Dollars ($140,000.00), shall be Common Stock and of which Seven Million Five Hundred Thousand (7,500,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to Seven Hundred Fifty Thousand Dollars ($750,000.00) shall be Preferred Stock.

          (b) Designation, Rights, Preferences and Powers of the Series A Preferred Stock.

          1. Designation. The first series of Preferred Stock shall be designated "Series A Preferred Stock."

          2.   Authorized Number.  The number of shares constituting the Series
     A Preferred Stock shall be 4,150,000 shares, which number may be increased or decreased from time to time (but not decreased below the number of shares then outstanding) by the Board of Directors pursuant to the provisions of Section (c) hereof.
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          3.   Dividend Provisions.  The holders of shares of Series A Preferred
     Stock shall be entitled to receive dividends, out of the assets legally available therefor, at the rate of $.40 per share per annum (the "Stated Dividend Rate"), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Corporation) on the Common Stock of this Corporation. Such dividends on each share of Series A Preferred Stock shall be paid when and as declared by the Board of Directors; provided, however, that the Corporation shall neither declare nor pay a dividend on the shares of the Series A Preferred Stock unless, simultaneously therewith, the Corporation shall declare or pay a dividend on all outstanding series of Preferred Stock, each such dividend to be in an amount such that the amount of each such dividend bears the same proportionate relationship with the Stated Dividend Rate for each such series. Such dividends shall not be cumulative.

          4.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to the sum of (i) $4.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to $.0333 per share for each month that has passed since April 9, 1991 (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder, pari passu with the holders of any other series of Preferred Stock but in proportion to the respective amounts due the holders of each such series.

          (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, the holders of the Series A Preferred Stock and Common Stock of this Corporation, shall receive all of the remaining assets of this Corporation, pro rata in accordance with the number of shares of Common Stock held by them or then issuable to them upon conversion of the Preferred Stock, pari passu with the holders of any other series of Preferred Stock.

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          (c)  A consolidation or merger of this Corporation with or into any other corporation(s), person(s), entity or entities, or any other corporate reorganization or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, in any transaction or series of related transactions, upon the effectiveness of which stockholders of this Corporation immediately prior thereto hold less than 51% of the voting power of the surviving corporation or entity shall, at the option of each holder of Series A Preferred Stock, be deemed to be a liquidation within the meaning of this Section 4 entitling such holder to all of the rights herein provided.

          5.   Redemption.

          (a) On or at any time after March 31, 1998, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum equal to the Original Series A Issue Price per share, together with the Premium to the Redemption Date (as hereinafter defined) (such total amount is hereinafter referred to as the "Series A Redemption Price"). Notwithstanding the foregoing, however, the Corporation shall not redeem in whole or in part the Series A Preferred Stock unless all shares of each series of Preferred Stock are redeemed pari passu in proportion to the respective amounts due the holders of each such series.

          (b) On or at any time after the receipt by this Corporation from the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, of their written consent to redemption hereunder of their respective shares, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum equal to the Series A Redemption Price.

     (c) (i) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, this Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

               (ii) At least 30 but no more than 60 days prior to the date fixed for any redemption of Series A Preferred Stock (the "Redemption Date"), written notice shall be given by mailing, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this

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                      Corporation for such holder or given by the holder to this
                      Corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). The Redemption Notice shall be sufficiently given only when and if received by each such holder of record. Except as provided in subsection 5(c)(iii), on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates at the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all dividends on the Series A Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of

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                      Series A Preferred Stock, such funds will immediately be
                      used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

               (iv) Three days prior to the Redemption Date, this Corporation shall deposit the Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption of the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any moneys deposited by this Corporation pursuant to this subsection 5(c)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the close of business on the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any moneys deposited by this Corporation pursuant to this subsection 5(c)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors, provided that the stockholder(s) to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

          6. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.

               (i) Subject to subsection 6(c), each shares of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share and prior to the close of business on the

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                      Redemption Date as may have been fixed in any Redemption
                      Notice with respect to such share, at the office of this Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price (i.e., $4.00 per share); provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 6(c).

               (ii) In the event of a call for redemption of any shares of Series A Preferred Stock pursuant to Section 5 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

               (iii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock as is determined by dividing the original Series A Issue Price by the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a Registration Statement on Form S-1, or its equivalent, under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this Corporation of in excess of $10,000,000, and the public offering price of which was not less than $6.00 per share (adjusted to reflect subsequent changes in the capitalization of the Corporation). Such automatic conversion shall not be effected with respect to any shares of Series A Preferred Stock which this Corporation shall have elected to redeem pursuant to the provisions of Section 5 hereof.

               (iv) In the event of any Future Equity Financing (as defined below), a portion of the shares of Series A Preferred Stock held by any holder (a "Non-Participating Holder") who does not acquire its full pro rata share of such Future Equity Financing (determined by multiplying the aggregate number of equity securities to be sold by the Corporation in connection with the Future Equity Financing by a fraction, the numerator of which is the number of shares of Series A Preferred Stock held by the Non-Participating Holder and the denominator is the aggregate number of shares of Series A

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                      Preferred Stock outstanding immediately prior to the date
                      such Future Equity Financing is consummated) shall automatically be converted into shares of Common Stock at the then current Conversion Price. The number of shares of the Non-Participating Holder's Series A Preferred Stock to be automatically converted into shares of Common Stock shall be determined by multiplying the number of shares of Series A Preferred Stock held by the Non-Participating Holder by a fraction, the numerator of which is the amount of the Non-Participating Holder's pro rata share (determined in accordance with the formula set forth above) of the equity securities to be sold in connection with the Future Equity Financing which are not purchased by the Non-Participating Holder and the denominator of which is the Non-Participating Holder's pro rata share of the equity securities to be sold in connection with the Future Equity Financing. The term "Future Equity Financing" shall mean any equity financing of the Corporation occurring after August 7, 1991, excluding: (i) sales of equity securities of the Corporation in a single financing transaction in which the aggregate sales price of such equity securities is greater than $6,000,000; (ii) sales of equity securities of the Corporation in a single financing transaction in which the aggregate sales price of such securities is equal to or greater than $1,000,000, the price per share of such equity securities (adjusted to appropriately reflect any stock dividend, stock split, reverse stock split, share combination, reorganization, recapitalization or the like, of or by the Corporation) is $.20 or greater, and pursuant to which neither any then existing holder of shares of Series A Preferred Stock nor any affiliate thereof purchases any of such equity securities; and (iii) any transaction exempted from the right of refusal set forth in Section 9.5 of the Corporation's Series A Preferred Stock Purchase Agreement dated as of April 10, 1991, as amended from time to time (the "Series A Agreement") pursuant to the provisions of Subsection 9.5(d) of the Series A Agreement.

          (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common

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               Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i)  (A)  If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall be reduced to a price equal to the consideration per share, if any, received by the Corporation upon such issue.

                    (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 6(c)(i)(E)(3) and (c)(i)(E)(4) no adjustment of such Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable

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                         discounts, commissions or other expenses allowed, paid
                         or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                         1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 6(c)(i)(C) and (c)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                         2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received

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                              on account of accrued interest or accrued
                              dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(c)(i)(C) and
                              (c)(i)(D).

                         3. In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price in effect at the time for the Series A Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series A Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or

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                              rights, upon the conversion or exchange of such
                              securities or upon the exercise of the options or rights related to such securities.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(c)(i)(E)) by this Corporation after April 9, 1991 other than

                      (A) Common Stock issued pursuant to a transaction described in subsection 6(c)(iii), or

                      (B) 3,201,976 shares of Common Stock (excluding shares repurchased by the Corporation) issuable or issued to persons or entities including options therefor issuable to such persons or entities pursuant to a stock option plan approved by the stockholders and directors of this Corporation (less any shares issued or deemed to have been issued prior to April 9,
                           1991), or

                      (C) In addition to the shares of Common Stock provided in subsection (B) above, 50,000 shares of Common Stock (excluding shares repurchased by the Corporation), including options or warrants therefor issuable or issued from time to time in the discretion of the Board of Directors of the Corporation, or

                      (D) Common Stock issued or issuable upon conversion of Preferred Stock, or

                      (E) Common Stock issued or issuable upon the exercise of those certain warrants issued by the Corporation to certain lenders in connection with that certain Secured Demand Note Agreement dated as of November 16, 1990, as amended and restated, or

                      (F) Common Stock issued or issuable upon the exercise of those certain warrants (including the issuance of such warrants) issued by the Corporation to certain investors under that certain Series B Preferred Stock Purchase Agreement dated as of October 19, 1992, as amended, or

                      (G) Additional Common Stock issued or issuable upon the exercise of warrants or options issued by the Corporation by virtue of the operation of the

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                           antidilution provisions of such warrants or options
                           previously issued by the Corporation or by amendment thereto in satisfaction of such antidilution provisions.

          (iii) In the event the Corporation should at any time or from time to time after April 9, 1991 fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection 6(c)(i)(E).

          (iv) If the number of shares of Common Stock outstanding at any time after April 9, 1991 is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such series shall be decreased in proportion to such decrease in outstanding shares.

          (d) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(c)(iii), then, in each such case for the purpose of this subsection 6(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

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          (e)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section
                 4), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this
                 Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (g)    No Fractional Shares and Certificate as to Adjustments.

                 (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
                 (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and, through its chief financial officer, certify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          7. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, as a single class (except to the extent class voting is otherwise required by applicable law).

          8. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 5 or Section 6 hereof, or reacquired by the Corporation in any manner and retired, such shares shall have the status of authorized and unissued shares of Preferred Stock without designation and may be redesignated by the Board of Directors as shares of the same or any other series.

          (c) Designation, Rights, Preferences and Power of the Series B Preferred Stock.

          1. Designation. The second series of Preferred Stock shall be designated "Series B Preferred Stock."

          2. Authorized Number. The number of shares constituting the Series B Preferred Stock shall be 3,250,000 shares, which number may be increased or decreased from time to time (but not decreased below the number of shares then outstanding) by the Board of Directors pursuant to the provisions of the Corporation's Restated Certificate of Incorporation.

          3. Dividend Provisions. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of the assets legally available therefor, at the rate of $.40 per share per annum (the "Stated Dividend Rate"), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Corporation) on the Common Stock of this Corporation. Such dividends on each share of Series B Preferred Stock shall be paid when and as declared by the Board of Directors; provided, however, that the Corporation shall neither declare nor pay a dividend on the shares of the Series B Preferred Stock unless, simultaneously therewith, the Corporation shall declare or pay a dividend on all outstanding series of Preferred Stock, each such dividend to be in an amount such that the amount of each such dividend bears the same proportionate relationship with the Stated Dividend Rate for each such series. Such dividends shall not be cumulative.

          4.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of the Common Stock, by reason of their ownership thereof, an amount per share equal to the sum of (i) $4.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to $.0333 per share for each month that has passed since October 19, 1992 (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder, pari passu with the holders of any other series of Preferred Stock but in proportion to the respective amounts due the holders of each such series.

          (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, the holders of the Series B Preferred Stock and Common Stock of this Corporation, shall receive all of the remaining assets of this Corporation, pro rata in accordance with the number of shares of Common Stock held by them or then issuable to them upon conversion of the Preferred Stock, pari passu with the holders of any other series of Preferred Stock.

          (c) A consolidation or merger of this Corporation with or into any other corporation(s), person(s), entity or entities, or any other corporate reorganization or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, in any transaction or series of related transactions, upon the effectiveness of which stockholders of this Corporation immediately prior thereto hold less than 51% of the voting power of the surviving corporation or entity shall, at the option of each holder of Series B Preferred Stock, be deemed to be a liquidation within the meaning of this Section 4 entitling such holder to all of the rights herein provided.

          5.   Redemption.

          (a) On or at any time after March 31, 1999, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series B Preferred Stock by paying in cash therefor a sum equal to the Original Series B Issue Price per share, together with the Premium to the Redemption Date (as hereinafter defined) (such total amount is hereinafter referred to as the "Series B Redemption Price"). Notwithstanding the foregoing, however, the Corporation shall not redeem in whole or in part the Series B Preferred Stock unless all shares of each series of Preferred Stock are redeemed pari passu in proportion to the respective amounts due the holders of each such series.

          (b) On or at any time after the receipt by this Corporation from the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock, of their written consent to redemption hereunder of their respective shares, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series B Preferred Stock by paying in cash therefor a sum equal to the Series B Redemption Price.

          (c)  (i)    In the event of any redemption of only a part of the then
                      outstanding Series B Preferred Stock, this Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

               (ii) At least 30 but no more than 60 days prior to the date fixed for any redemption of Series B Preferred Stock (the "Redemption Date"), written notice shall be given by mailing, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). The

                      Redemption Notice shall be sufficiently given only when and if received by each such holder of record. Except as provided in subsection 5(c)(iii), on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all dividends on the Series B Preferred Stock designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

               (iv) Three days prior to the Redemption Date, this Corporation shall deposit the Redemption Price of all outstanding shares of Series B Preferred Stock designated for redemption of the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series B Preferred Stock to the holders thereof upon surrender of their certificates. Any moneys deposited by this Corporation pursuant to this subsection 5(c)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the close of business on the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any moneys deposited by this Corporation pursuant to this subsection 5(c)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors, provided that the stockholder(s) to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series B Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

          6. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.

               (i) Subject to subsection 6(c), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share and prior to the close of business on the Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price (i.e., $4.00 per share); provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 6(c).

               (ii) In the event of a call for redemption of any shares of Series B Preferred Stock pursuant to Section 5 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

               (iii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock as is determined by dividing the original Series B Issue Price by the Conversion Price at the time in effect for such Series B Preferred Stock immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a Registration Statement on Form S-1, or its equivalent, under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this Corporation of in excess of $10,000,000, and the public offering price of which was not less than $6.00 per share (adjusted to reflect subsequent changes in the capitalization of the Corporation). Such automatic conversion shall not be effected with respect to any shares of Series B Preferred Stock which this Corporation shall have elected to redeem pursuant to the provisions of Section 5 hereof.

          (b) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common

               Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

               (i)  (A)  If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall be reduced to a price equal to the consideration per share, if any, received by the Corporation upon such issue.

                    (B) No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 6(c)(i)(E)(3) and (c)(i)(E)(4) no adjustment of such Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                         1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 6(c)(i)(C) and (c)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                         2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(c)(i)(C) and (c)(i)(D).

                         3. In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price in effect at the time for the Series B Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series B Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(c)(i)(E), by this Corporation after October 19, 1992 other than

                      (A) Common Stock issued pursuant to a transaction described in subsection 6(c)(iii), or

                      (B) 3,201,976 shares of Common Stock (excluding shares repurchased by the Corporation) issuable or issued to persons or entities including options therefor issuable to such persons or entities pursuant to a stock option plan approved by the stockholders and directors of this Corporation (less any shares issued or deemed to have been issued prior to October 19,
                           1992), or

                      (C) In addition to the shares of Common Stock provided in subsection (B) above, 50,000 shares of Common Stock (excluding shares repurchased by the Corporation), including options or warrants therefor issuable or issued from time to time in the discretion of the Board of Directors of the Corporation, or

                      (D) Common Stock issued or issuable upon conversion of Preferred Stock, or

                      (E) Common Stock issued or issuable upon the exercise of those certain warrants (including the issuance of such warrants) issued by the Corporation to the certain investors under that certain Series B Preferred Stock Agreement dated as of October 19, 1992, as amended or,

                      (F) Additional Common Stock issued or issuable upon the exercise of warrants or options issued by the Corporation by virtue of the operation of the antidilution provisions of such warrants or options previously issued by the Corporation or by amendment thereto in satisfaction of such antidilution provisions."

               (iii) In the event the Corporation should at any time or from time to time after October 19, 1992 fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection 6(c)(i)(E).

               (iv) If the number of shares of Common Stock outstanding at any time after October 19, 1992 is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such series shall be decreased in proportion to such decrease in outstanding shares.

          (d) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(c)(iii), then, in each such case for the purpose of this subsection 6(d), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 4), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          (g)  No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and, through its chief financial officer, certify such computation and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage

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

               prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          7. Voting Rights. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, as a single class (except to the extent class voting is otherwise required by applicable law).

          8. Status of Redeemed or Converted Stock. In the event any shares of Series B Preferred Stock shall be redeemed or converted pursuant to Section 5 or Section 6 hereof, or reacquired by the Corporation in any manner and retired, such shares shall have the status of authorized and unissued shares of Preferred Stock without designation and may be redesignated by the Board of Directors as shares of the same or any other series.

          (d) Designation, Rights, Preferences and Powers of Preferred Stock other than the Series A Preferred Stock:

          1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

               (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

               (b) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

               (c) Whether or not the shares of such series shall be redeemable, the price or prices, limitations or restrictions, and any other terms and conditions with respect to such redemptions;

               (d) The rights to which the holders of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price of prices or the rate or rates of conversion or exchange and method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

               (g) The voting powers, if any, of the shares of such series, and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters;

               (h) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

          (e) Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock without designation and may be redesignated by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors creating such series.

          FIFTH: The business and affairs of the Corporation shall be managed by the Board of Directors. The election of Directors need not be by written ballot.

          SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

          SEVENTH:  (a) The Corporation may, to the fullest extent permitted by
     Section 145 of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto, and to the fullest extent otherwise permitted by applicable law.

          (b) To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law.

          (c) No repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall adversely affect the right or protection of a director or other person lawfully indemnified by the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

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